UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2011

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission

File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the stockholders at the 2011 Annual Meeting of Stockholders held on August 8, 2011.

•	The election of six directors to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected;

•

The approval of an amendment to the Company’s Certificate of Incorporation and the grant to the Company’s Board of Directors of the authority to effect a reverse split of our common stock at a specific whole number ratio within a range from 1-for-2 to 1-for-15;

•	The ratification of Rose Snyder & Jacobs as independent auditors of the Company for the fiscal year ended September 30, 2011; and

•	The adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the foregoing proposals.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Board of Director Election Results

Name	Votes For	Votes Withheld	Broker Non-Votes
R. Bruce Stewart	18,161,208	699,644	26,500,911
Christopher Anzalone	18,195,700	665,152	26,500,911
Edward W. Frykman	17,370,834	1,490,018	26,500,911
Charles P. McKenney	17,386,407	1,474,445	26,500,911
Mauro Ferrari	17,337,663	1,523,189	26,500,911
Douglass Given	17,400,679	1,460,173	26,500,911

Approval of Amendment to Arrowhead’s Certificate of Incorporation and Authority to Effect a Reverse Split

The results of the voting included 40,663,368 votes for, 4,386,929 votes against, and 311,466 votes abstained. The proposal was approved.

Ratification of Rose, Snyder & Jacobs as Arrowhead’s independent public accounting firm

The results of the voting included 44,210,099 votes for, 634,215 votes against, and 517,449 votes abstained. The appointment was ratified.

Adjournment of the Annual Meeting

The proposal was withdrawn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 9, 2011

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Jane Davidson
Jane Davidson
Corporate Secretary